Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2002

TBA Entertainment Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of Incorporation)	0-22582 (Commission File Number)	62-1535897 (IRS employer identification no.)

16501 Ventura Boulevard, Suite 601, Encino, California 91436
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s Telephone Number, Including Area Code: (818) 728-2600

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Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

     On August 6, 2002, TBA Entertainment Corporation (the “Company”) dismissed its independent public accountants, Arthur Andersen LLP (the “Former Accountants”). The decision to change accountants was recommended and approved by the Company’s Board of Directors.

     During the Company’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with the Former Accountants on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. None of the Former Accountant’s reports on the Company’s financial statements for the Company’s two most recent fiscal years and through the date of this Form 8-K contained an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

     After reasonable efforts, the Company is unable to obtain a letter from the Former Accountants stating that they are in agreement with the statements contained in this Form 8-K.

     The Company has not engaged new independent public accountants, but intends to do so on or before August 14, 2002.

Item 7. Financial Statements and Exhibits.

(C)	Exhibits.

None

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBA ENTERTAINMENT CORPORATION

Date: August 12, 2002	By:	/s/ Thomas Jackson Weaver III

Name: Thomas Jackson Weaver III Title: Chief Executive Officer

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